EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of BankFirst Corporation, of our report dated January 21, 2000 on the consolidated financial statements of BankFirst Corporation as of December 31, 1999 and 1998 and for each of the three years in the period ending December 31, 1999 as included in the registrant's annual report on Form 10-K.


Crowe, Chizek and Company LLP

Louisville, Kentucky
May 17, 2000